RELEASE AND TERMINATION AGREEMENT

This Release and Termination Agreement (this "Agreement"), dated effective as of December 13, 2005, is made by Anschutz Entertainment Group, Inc., a Colorado corporation ("AEG") to and for the benefit of AVP Pro Beach Volleyball Tour, Inc. (f/k/a Association of Volleyball Professionals, Inc.), a Delaware Corporation ("Tour"). AEG and Tour are collectively referred to herein as the "Parties").

Recitals

WHEREAS, AEG and Tour entered into a Credit and Security Agreement dated as of August 1, 2002 (the "Credit Agreement") and a Trademark Security Agreement dated August 1, 2002 (the "Trademark Agreement") pursuant to which AEG loaned Tour $1,000,000 (the "Loan").

WHEREAS, AEG, Tour and AVP, Inc. (f/k/a Othnet, Inc.), a Delaware Corporation ("AVP"), have entered into a Conversion Agreement, dated of even date herewith, pursuant to which AEG has agreed to convert the outstanding balance of the Loan into common stock of AVP.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Credit Agreement Release of Collateral. AEG hereby releases all security interests, liens and encumbrances in and to all collateral pledged to AEG under the Credit Agreement.

2. Termination of Trademark Agreement. In connection with Section 1, AEG hereby releases its security interest in all right, title and interest in and to the trademarks (as set forth on Exhibit A, the "Trademarks) pledged to AEG under the Trademark Agreement. Tour and AEG hereby acknowledge and agree that the Trademark Agreement is hereby terminated.

3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to the conflicts of law principles thereof.

4. Headings. The section headings used herein are for convenience only, and shall not be considered in construing or interpreting the meaning of this Termination Agreement.

5. Succession. This Termination Agreement shall inure to the benefit of and be binding upon the Parties hereto and their successors and assigns.

ANSCHUTZ ENTERTAINMENT GROUP, INC.,
a Colorado corporation

By: [signature]
Name: Ted Fikre
Title: EVP & General Counsel

ACKNOWLEDGED AND AGREED:

AVP PRO BEACH VOLLEYBALL TOUR, INC.,
a Delaware corporation
By:____________________
Name:____________________
Title:____________________

EXHIBIT A

TRADEMARKS

Serial Number	Filing Date*	Description
76/392999	April 8, 2002	Mark: AVP plus design
76/392977	April 8, 2002	Mark: AVP plus design
76/393030	April 8, 2002	Mark: AVP [block letters]

*Date filed with the U.S. Patent and Trademark Office